                                                                   EXHIBIT 10.10

                         LICENSE AND OPTION AGREEMENT


     AGREEMENT dated this 31st day of October 2000 by and between Alarmex Holdings, L.L.C., a Delaware limited liability company ("Licensee"), and Century Business Credit Corporation., a New York corporation ("Licensor").

                             W I T N E S S E T H:

     WHEREAS, pursuant to the terms of a Factoring Agreement by and between Licensor and Periscope Sportswear, Inc. ("Periscope"), dated as of August 10, 1999, as amended (the "Factoring Agreement"), Licensor acquired a first priority security interest in and to all or substantially all of the assets and properties of Periscope; and

     WHEREAS, certain events of default have occurred and are continuing under the Factoring Agreement and Periscope, simultaneously with the execution of this Agreement, shall grant to Licensor, as Periscope's senior secured creditor, peaceful possession or certain assets of Periscope pursuant to a peaceful possession letter (the "Possession Agreement"), a copy of which is attached hereto as Exhibit A ; and
          ---------

     WHEREAS, Licensee desires to purchase from Licensor and Licensor desires to sell to Licensee, certain of Periscope's right, title and interest in and to certain assets of Periscope (the "Assets") pursuant to a Secured Party General Conveyance and Bill of Sale (the "Purchase Agreement") in a transaction under
Section 9-504 of the Uniform Commercial Code as adopted in the State of New York ("UCC") in which Licensee shall obtain title to the Assets free and clear of all claims, liens, charges and encumbrances junior to Licensor and free and clear of all claims, liens, charges and encumbrances of Licensor as secured party, other than pursuant to this Agreement; and

     WHEREAS, pursuant to a Trademark Assignment (the "Trademark Assignment"), a copy of which is attached hereto as Exhibit B, Periscope has conveyed to
                                    ---------
Licensor all of Periscope's right, title and interest in and to certain trademarks owned by Periscope (the "Trademarks") and pursuant to the Possession Agreement has granted to Licensor peaceful possession of certain other general intangibles owned by Periscope (with respect to which a security interest therein may be perfected under Article 9 of the UCC), which such general intangibles include, without limitation (to the extent owed by Periscope), the following: tradenames, trade dress, patents, claims, goodwill, relations with vendors, suppliers and customers, (including merchant and vendor id numbers), computer software, systems and other means of doing business (including, without limitation, as more fully set forth on Schedule A hereto) and all such other
                                       ----------
general intangibles necessary or appropriate (i) for completion of certain contracts in process, (ii) creation of new contracts, (iii) fulfillment of such contracts in the ordinary course of business, and (iv) continuation of the business and goodwill of Periscope heretofore conducted under such names and with such assets and property substantially as heretofore conducted by Periscope, which shall, together with the Trademarks and Additional Trademarks (as hereafter defined), be referred to collectively as the "Licensed Property"; and

     WHEREAS, as a condition to the closing of the Purchase Agreement, Licensor has agreed to license to Licensee all rights possessed by Licensor that may be necessary or appropriate to operate a newly established business enterprise for the purposes of utilizing the Licensed Property as well as Assets acquired pursuant to the Purchase Agreement and under the names heretofore utilized by Periscope and grant the licenses provided herein, including, without limitation, the exclusive worldwide right to manufacture, make, have made, use and sell products based on the Licensed Property and Licensee desires to utilize such assets and properties in continuation of the lines of business heretofore operated by Periscope, pursuant to its business plans therefor; and

     WHEREAS, Licensor and Licensee have entered into the New Factoring Agreement (as hereafter defined) pursuant to which Licensee has assumed the obligation for the Initial Advance for the procurement of inventory prior to the date hereof and the Purchase Advance in connection with the deferral of an amount due and owing under the Purchase Agreement, which obligations shall become due and payable in accordance with the terms of the Purchase Agreement.

     NOW, THEREFORE, the parties hereto, intending legally to be bound, agree as follows:

          1.    Definitions. For purposes of this Agreement, the following terms
                -----------
     shall have the following meanings:

          1.1.  "Additional Trademarks" shall mean any marks hereafter adopted
                 ---------------------
     and used by Licensee for wearing apparel or related goods which are confusingly similar to any Trademark (including but not limited to any mark which includes the words DIRECTIVE, DIRECTIVES or FIBERGENICS).

          1.2.  "Affiliate" of an entity shall mean any corporation, limited
                 ---------
     liability company, partnership, joint venture or other entity that controls, is controlled by or is under common control with such entity.

          1.3.  "Century Adjusted Deficiency Amount" shall mean the amount of
                 ----------------------------------
     the overadvance existing under the Factoring Agreement on the date of this Agreement (but not more than $7.0 million) as shown in the financial records of Licensor, less (without duplication and without giving effect to any cash collateral applications to such overadvance made by Licensor) (i) all amounts received by Licensor in collected funds on and after the date hereof in payment of Periscope's obligations to Licensor under the Factoring Agreement (the "Periscope Obligations"); (ii) all amounts received in collected funds by Licensor on and after the date hereof pursuant to Section 3 of this Agreement and in respect of purchase price payments under the Purchase Agreement; (iii) all amounts received in collected funds by Licensor on and after the date hereof in reduction of the Periscope Obligations which are paid under any guaranty, indemnity, surety, policy of insurance, bond or right of set-off, (iv) all amounts received in collected funds by Licensor on and after the date hereof (net of all costs and expenses associated with such disposition) arising out of Licensor's sale or other disposition of collateral granted to Licensor under the Factoring Agreement and (v) all royalty payment reductions expressly permitted by the provisions of Section 3.5 hereof. For the absence of doubt, by way of example (and without limitation), the Century Adjusted Deficiency Amount shall be reduced in the amount of and from the following sources (without duplication): (i) payment of the purchase price under the Purchase Agreement in the amount actually received by Licensor in collected funds; (ii) proceeds of sales of Periscope inventory by Licensor or on Licensor's behalf by Licensee, in the net amount thereof (after deduction of costs and expenses of sale) actually received by Licensor in collected funds; (iii) proceeds of accounts receivable of Periscope actually received by Licensor in collected funds on and after the date hereof (net of discounts, charge backs and allowances) and (iv) royalties actually received by Licensor in collected funds under and in accordance with
     Section 3 hereof.

          1.4.   "Contract Period" shall mean the period beginning with the date
                  ---------------
     of this Agreement and ending on the date on which this Agreement terminates in accordance with the provisions of Section 7 hereof.

          1.5.   "Current Orders" shall have the meaning set forth in Section
                  --------------
     3.2 hereof.

          1.6.   "Excluded Product" shall mean any product that is not made,
                  ----------------
     used or sold in reliance on any of the licenses hereunder.

          1.7.   "Initial Advance" shall mean the amount of $200,000 advanced by
                  ---------------
     Licensor to Periscope on October 6, 2000 for the procurement of goods that constitute Current Orders.

          1.8.   "Licensed Product" shall mean any product that is made, used or
                  ----------------
     sold in reliance on the trademarks and tradenames licensed hereunder as set forth on Exhibit C hereto.
              ---------

          1.9.   "Maximum Royalty Amount" shall mean the lesser of (i) $7.0
                  ----------------------
     million or (ii) the Century Adjusted Deficiency Amount.

          1.10.  "Net Sales" shall mean the invoiced price of finished products
                  ---------
     (after deduction of credits for returns of defective products and customary shipping expenses, including shipping insurance) that comprise (or to which are attached) Licensed Products sold to ultimate customers by or on behalf of Licensee and its Affiliates, less discounts, credits allowances, give-backs, rebates, transportation expenses, insurance costs, customs duties, export license fees, sales or excise taxes or fees, duties assessments or other charges in the nature of the foregoing (without duplication); provided that, for purposes of this definition, (i) if Licensee shall sell any Licensed Product through an Affiliate, the invoiced price subject to royalties under Section 3 hereof shall be that charged to the ultimate customer by or on behalf of such Affiliate, and (ii) if a Licensed Product sold by or on behalf of Licensee or an Affiliate is attached to another finished product, then Net Sales for purposes of determining royalties under Section 3 hereof shall be based on the revenues to Licensee and its Affiliates derived from the invoiced price of that portion of such finished product representing the portion attributable to the Licensed Product.

          1.11.  "New Factoring Agreement" means that certain factoring
                  -----------------------
     agreement and related agreements entered into as of the date hereof by and between Licensor and Licensee, as amended, modified and supplemented from time to time.

          1.12.  "Purchase Advance" means the amount of $250,000 due and owning
                  ----------------
     from Licensee to Licensor under the Purchase Agreement which constitutes a deferred portion of the Purchase Price payable by Licensee to Licensor under and is defined in the Purchase Agreement and which constitutes and obligation of Licensee to Licensor under the New Factoring Agreement.

          2.     Grant of Exclusive License. In consideration of Licensee's
                 --------------------------
agreements hereunder, and subject to the terms and conditions hereof, Licensor hereby grants to Licensee an exclusive worldwide right and license (without any retained right in Licensor, other than Licensor's ownership interest) to use the Licensed Property in connection with the manufacture, advertising, promotion, use, sale and distribution of Licensed Products. This grant includes the full right to grant sublicenses to others, but only pursuant to a written sublicensing agreement which shall be approved in advance by Licensor (which approval shall not be unreasonably withheld). This grant includes the right to have completed and sell Licensed Products in process and to utilize vendors and subcontractors without restriction. Licensee shall promptly advise Licensor if and when any Additional Trademarks are adopted and used. Licensee understands and agrees that Licensor shall own all such Additional Trademarks, subject to the rights of Licensee under this Agreement. If Licensee wishes to have Licensor register any Additional Trademarks, it shall notify Licensor of its desire for such registration, and Licensor shall cooperate with Licensee, and execute all documents reasonable and necessary, in connection with any such application. Registration of any Additional Trademarks shall be at the expense of Licensee.

          3.     Royalties. In consideration of the grant of the exclusive
                 ---------
license under Section 2 hereof, Licensee shall make payments (the "Royalty Payments") to Licensor as follows, provided, however, that the total of all such payments shall not exceed the Maximum Royalty Amount:

          3.1.   Current Order Payments. Commencing on the date hereof during
                 ----------------------
     the Contract Period, Licensee shall pay Licensor royalties, payable monthly as provided in Section 4.2 hereof, in an amount equal to five percent (5%) of Net Sales of Licensed Products constituting Current Orders. Notwithstanding the foregoing, solely with respect to the three (3) purchase orders constituting Current Orders assigned by Midisys, Inc. to Licensee pursuant to a Bill of Sale dated and as in effect on the date hereof, Net Sales shall be calculated without giving effect to the four percent (4%) over billing relating thereto.

          3.2.   "Current Orders" for the purposes hereof, shall consist of the
                  --------------
      booked sales orders identified on Exhibit D hereto.
                                        ---------

          3.3.   Earned Royalties.  Licensee shall pay Licensor earned royalties
                 ----------------
     ("Earned Royalties"), during the Contract Period, payable as provided in
     Section 4.2 hereof, at the rate of two (2%) percent on all Net Sales of Licensed Products other than Current Orders ("New Orders").

          3.4.   Payments. Payments shall be made in such manner and to such
                 --------
     parties in accordance with this Agreement as shall be directed by Licensor pursuant to written instructions certified by a suitable officer of Licensor. In the absence of direction, Licensee shall make all payments to Licensor in immediately available funds in accordance with the following wire transfer instructions:

                 Bank:    The Chase Manhattan Bank
                 ABA#:    021000021
                 Account: 003-002330
                 For the Account of:  Century Business Credit Corporation

     Unless payment in another currency is agreed, all payments hereunder shall be in U.S. Dollars at the exchange rate published in the Wall Street Journal three (3) days prior to the date required for payment.

          3.5.   Royalty Payment Reductions. Notwithstanding anything contained
                 --------------------------
     in this Agreement to the contrary, (a) in the event Licensee incurs and actually pays to the United States Customs Service ("Customs") duty fees and/or other amounts (collectively, the "Customs Duties") arising solely out of Customs Duties attributable to Periscope (but not paid by Periscope) and Licensee provides to Licensor supporting evidence therefor reasonably satisfactory to Licensor in the exercise of its good faith discretion (the "Licensee Customs Payments"), then Licensee shall be permitted to deduct from Royalty Payments then and thereafter owing by Licensee to Licensor an aggregate amount equal to fifty percent (50%) of all Licensee Customs Payments actually paid by Licensee to Customs together with reasonable attorneys' fees incurred by Licensee in connection with such Custom Duties; and (b) in the event Licensee incurs and actually pays to Raymond Kuslansky ("RM") any amounts arising out of any settlement negotitations relating to a threatened claim or any amounts arising out of any litigation instituted by RM against Licensee relating in any manner whatsoever to RK's employment agreement (as in effect on the date hereof) with Periscope and/or incurs and actually pays any reasonable attorneys fees in connection with the defense and/or settlement of any such litigation and Licensee provides to Licensor supporting evidence therefor reasonably satisfactory to Licensor in the exercise of its good faith discretion (the "Licensee Kuslansky Payments"), then Licensee shall be permitted to deduct from Royalty Payments then and thereafter owing by Licensee to Licensor an aggregate amount equal to all Licensee Kuslansky Payments actually paid by Licensee; provided, however, Licensee shall consult in good faith with Licensor and
     --------  -------
     Giant Group, Ltd. ("Giant") in connection with such defense and/or settlement and shall not enter into any such settlement without Giant's and Licensor's prior written approval (which such approval shall not be unreasonably withheld or delayed).

          3.6.   Option.  Licensor hereby grants to Licensee an exclusive
                 ------
     irrevocable option to acquire the entire right, title and interest in and assignment of all Licensed Property, in such form as is appropriate for the conveyance thereof and recordation with the Patent and Trademark office or other appropriate registration office, for the sum of $1.00 following Licensor's receipt of royalty payments under and in accordance with the terms of Section 3 hereof in an amount sufficient to reduce the Century Adjusted Deficiency Amount to zero ($0), but in no event in an aggregate amount greater than $7,000,000.

          4.     Records, Reports, Payments and Inspection.
                 -----------------------------------------

          4.1.   Records. Licensee shall keep adequate and complete books and
                 -------
     records showing the dates and amounts of Net Sales of Licensed Products and the customers to whom such sales are made.

          4.2.   Reports and Payments. Licensee shall, within ten (10) days
                 --------------------
     after the end of each calendar month during the Contract Period, furnish to Licensor certified written reports showing Net Sales by or for it and its Affiliates during such calendar month; and (i) other than with respect to payments required to be made in accordance with the provisions of the following clause "(ii)", Licensee shall pay to Licensor, in immediately available funds, within the aforementioned 10-day period, the royalty payments required pursuant to Section 3 hereof in respect of Net Sales made during such calendar month for which payment has been received by Licensee or its Affiliates; and (ii) with respect to New Orders arising during the period commencing on the date hereof and ending on October 24, 2001 (the "Specified Period"), Licensee shall pay to Licensor, in immediately available funds, within ten (10) days after the last day of the Specified Period, the cumulative amount of Earned Royalties (without any interest thereon) which have accrued during the Specified Period and are payable to Licensor pursuant to Section 3.3 hereof. If the Contract Period ends other than on the last day of a calendar month, a certified written report with respect to the period during the Contract Period not covered as of the preceding report shall be furnished, and if the Contract Period ends other than on the last day of a calendar month, payment of outstanding royalties due hereunder for such period shall be made, within ten (10) days after the end of the Contract Period. If Licensee sells remaining inventory after the Contract Period is ended, certified written reports with respect to each calendar month or portion thereof within such sell-off period (the "Sell-Off Period") shall be furnished to Licensor, and if the Sell-Off Period ends other than on the last day of a calendar month, payment of outstanding royalties due hereunder for such period shall be made, within ten (10) days after the end of the Sell-Off Period. All reports shall be substantially in the form of Exhibit E hereto, with such modifications as are reasonably required by Licensor or Licensee.

          4.3.   Inspection.  All books and records kept pursuant to Section 4.1
                 ----------
     hereof shall be open to inspection by Licensor during reasonable business hours to the extent necessary for the purpose of verifying dates and amounts of Net Sales and any other information furnished by Licensee to Licensor pursuant to Section 4.2 hereof. In addition, an inspection of all books and records kept pursuant to Section 4.1 hereof may be made not more often than once in each calendar year, at Licensor's expense (except as otherwise provided in Section 4.4 hereof), by a qualified accountant appointed by Licensor to whom Licensee has no reasonable objection. Licensee shall not be required to retain any such books and records for more than five (5) years after the close of any calendar quarter to which such books and records relate unless they are the subject of a dispute between Licensor and Licensee, in which case such books and records shall be retained until such dispute has been finally resolved. Nothing contained herein shall limit in any manner whatsoever Licensor's inspection rights granted under the Factoring Agreement and the New Factoring Agreement.

          4.4.   Reimbursement of Deficiencies. If any inspection conducted
                 -----------------------------
     pursuant to Section 4.3 hereof reveals a deficiency in any reports or payments by Licensee pursuant to Section 4.2 hereof during any month in an amount of $25,000 or more, Licensee shall reimburse Licensor for all reasonable out-of-pocket costs of such inspection and for any further reasonable costs incurred by Licensor directly as a result of any such reporting deficiencies, and Licensee shall pay any such payment deficiency to Licensor with interest thereon accruing from the original due date to but not including the date of payment at a per annum rate equal to 10% or, if lower, the highest rate permitted under applicable law.

          4.5.   Reports by Licensor. Licensor shall keep adequate and complete
                 -------------------
     books and records showing the dates and amounts of all credits and transactions affecting the amount owing by Periscope and its Affiliates under the Factoring Agreement, including the amount of the Century Adjusted Deficiency Amount. Licensor shall, within thirty (30) days after the end of each calendar month during the Contract Period, furnish to Licensee certified written reports showing the amount of the Century Adjusted Deficiency Amount and the calculation thereof. All books and records kept pursuant to this Section 4.5 shall be open to inspection by Licensee during reasonable business hours to the extent necessary for the purpose of verifying dates and amounts of credits and adjustments and any other information furnished by Licensor to Licensee pursuant to this Section 4.5.

          5.     Third-Party Infringement.
                 ------------------------

          5.1. If either party shall become aware of any infringement, dilution or other actionable misuse of any Licensed Property, then such party shall promptly give notice thereof to the other party and the parties shall consult in good faith as to whether to assert any claim or commence legal action.

          5.2. Licensee shall have the initial right to prosecute any such claim, and to select legal counsel with respect thereto. Licensee shall pay all legal fees and costs in connection therewith and shall keep Licensor reasonably informed about the status of the claim or litigation. Licensor shall join as a party to any litigation, if reasonably requested by Licensee, and shall fully cooperate in its prosecution, with Licensee paying all legal fees and costs in connection therewith. Any monetary recovery from any such litigation shall be retained by Licensee.

          5.3. If, after notice given in accordance with subparagraph 5.1, Licensee elects not to assert any claim, Licensor shall have the right to do so in its own name. If Licensor prosecutes any such claim, it shall select legal counsel and pay all costs and fees in connection therewith. Licensee shall join as a party to the litigation if Licensor deems it necessary or desirable, and shall fully cooperate in its prosecution, with Licensor paying all legal fees and costs in connection therewith. Any monetary recovery from any such litigation shall be retained by Licensor.

          5.4. Neither party shall settle any action relating to the Licensed Property if by virtue of such settlement any party to this Agreement is required to acknowledge an infringement or pay any damages or assume any other obligation that affects its business or reputation, without the express written consent of such party.

          6.     Liability Indemnification/Quality Controls. (a) Licensor
                 ------------------------------------------
assumes no responsibility for the manufacture, product specifications or end-use of any products that are manufactured, used or sold by or for Licensee or its Affiliates under the Licensed Property. No warranties made in connection with any such products by Licensee, its Affiliates or their respective agents, as manufacturer and/or seller, shall directly or impliedly obligate Licensor.

     (b) Licensor makes no representations or warranties with respect to the Licensed Property licensed hereunder other than that (i) Licensor has received no notice that any third-party license or consent is required by or for the manufacture, use or sale of Licensed Products by or on behalf of Licensee, and
(ii) pursuant to (a) the Trademark Assignment, Periscope sold and conveyed to Licensor all of Periscope's right, title and interest in and to the Trademarks identified on Exhibit C attached hereto and (b) the Possession Agreement,
              ---------
Periscope granted peaceful possession to Licensor of all other assets of Periscope constituting Licensed Property and as a result thereof Licensor may convey to Licensee all of Periscope's right, title and interest in and to the Licensed Property, free and clear of all security interests, mortgages, liens, claims, charges, restrictions, equities, easements, pledges, rights-of-way and encumbrances subordinate to Licensor's security interest in the Licensed Property and can sell to Licensee the property under the Purchase Agreement and grant the license and option hereunder of Licensed Property to License pursuant to this Agreement (collectively, "Security Interests") subject only to those Security Interests that would be subject to the exclusive license granted hereunder.

     (c) Licensor further represents and warrants in each case to the best of its knowledge, without making any independent investigation, that it has no actual knowledge that (i) Periscope in connection with its business uses any trademarks, services marks, tradenames, patents or copyrights or applications therefor, other than the Trademarks and tradenames specifically set forth on Exhibit C attached hereto (the "Marks"), (ii) any Mark is subject to any
---------
license, royalty arrangement or dispute, (iii) any product manufactured, used or sold by Periscope or any manufacturing process heretofore used by Periscope infringes or conflicts with the right of any third party, (iv) any product manufactured, used or sold by, or manufacturing process used by, any person, firm or entity infringes or conflicts with any Mark, (v) it has not received written notification of Periscope's infringement of the rights of any third party or any other party's infringement of any Mark; and (vi) any Mark infringes any trademark or tradename of others in the United States of America or any other county in which such Mark has been used by Periscope in connection with Periscope's manufacture, use or sale of any product or otherwise.

     (d) In the event a claim is made against Licensee and such claim constitutes a breach by Licensor of one or more of the representations or warranties made by Licensor to Licensee under this Section 6, upon Licensee's promptly advising Licensor of any such claim and providing Licensor with the right to defend such claim at Licensor's sole cost and expense by counsel of Licensor's choosing, then with respect to Licensor's breach of such warranty and representation Licensor shall be liable to Licensee to the extent of damages, if any, actually suffered by Licensee, but limited nevertheless to an amount equal to (a) that portion of the Purchase Price actually received by Licensor under and as defined in the Purchase Agreement minus (b) any and all amounts
                                         -----
theretofore paid by Licensor to Licensee in connection with a breach by Licensor of its representations and warranties to Licensee under the Purchase Agreement.

     (e) Licensee hereby covenants and agrees that the Licensed Property that it shall hereafter manufacture, use or sell shall be of high standard and of such quality and appearance as shall, in the reasonable judgment of Licensor, be reasonably adequate and suited to their exploitation to the advantage and to the protection and enhancement of the Licensed Property, and the goodwill pertaining thereto. Upon request of Licensor, Licensee shall forward to Licensor production samples of Licensed Products, and shall permit Licensor or its designated agents access, upon reasonable advance notice, to Licensee's facilities during regular business hours, and shall comply with Licensor's reasonable instructions with respect to quality and production issues relating to Licensed Property. Licensee covenants and agrees that it will not take any action that would denigrate the value of, or render invalid, the Licensed Property. Licensee acknowledges that Licensor owns the Licensed Property, agrees it will do nothing inconsistent with such ownership and agrees to assist Licensor in recording this Agreement with appropriate government authorities. Licensee agrees that it will not attack the title of Licensor to the Licensed Property.

          7.    Term and Termination; Effects of Termination.
                --------------------------------------------

          7.1.  Term.  Unless sooner terminated in a manner herein provided,
                ----
     this Agreement and the licenses herein granted shall continue in force until such time as Licensor's receipt of royalty payments under and in accordance with the terms of Section 3 hereof in an amount sufficient to reduce the Century Adjusted Deficiency Amount to zero ($0), but in no event in an aggregate amount greater than $7,000,000.

          7.2.  Termination. This Agreement may be terminated at any time prior
                -----------
     to the term set forth in Section 7.1. hereof, as follows:

                7.2.1.   By Agreement. If at any time after the effective date
                         ------------
          of this Agreement Licensor and Licensee, jointly upon mutual agreement, elect to terminate this Agreement in a writing setting forth the effective date of such termination.

                7.2.2.   By Breach. If Licensee or Licensor shall breach any of
                         ---------
          the covenants contained in this Agreement to be performed by either of them, Licensee or Licensor, as the case may be, may terminate this Agreement, at its option and without prejudice to any of its other legal or equitable rights and remedies, by giving the other party thirty (30) days' prior written notice of such breach and termination unless the other party within such period shall have rectified such breach to the other party's reasonable satisfaction.

                7.2.3.   By Bankruptcy. If Licensee shall become insolvent,
                         -------------
          suspend business, file a voluntary petition, file an answer admitting the material allegations of, or consent to, an involuntary petition pursuant to (or purporting to be pursuant to) any reorganization or insolvency law of any jurisdiction, make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee of a substantial part of its property, then to the extent permitted by law Licensor may immediately terminate this Agreement by giving written notice of such termination to Licensee.

                7.2.4    By Payment Deficiency. If at the end of any yearly
                         ---------------------
          anniversary of this Agreement during the Contract Term, Licensee shall not have paid and Licensor shall not have received in collected funds royalty payments pursuant to Section 3.3 hereof ("Royalties") in an amount at least equal to $500,000 for each such twelve-month period, giving effect during the first twelve-month period hereto to Earned Royalties accrued but not paid pursuant to Section 4.2 hereof, then Licensor may terminate this Agreement and the license granted hereunder, at its option, by giving Licensee thirty (30) days' prior written notice, provided, however, that Licensee may, at its option, make all payment of Royalties to Licensor during such period (taking into account such Earned Royalties) in which case such notice of termination shall not be effective.

                7.3.     Effects of Termination. Upon termination of this
                         ----------------------
          Agreement for any reason, the license granted under Section 2 hereof shall be terminated but, notwithstanding such termination, Licensee's obligation to pay Licensor any amounts payable hereunder with respect to Net Sales made prior to such termination, and the parties' respective obligations under Sections 6, 8 and 9 hereof, shall in each case survive such termination.

          8.    Confidential Information. Licensee and Licensor shall each treat
                ------------------------
as confidential, use only in connection with this Agreement and not disclose to any unauthorized third parties, any and all Confidential Information disclosed to it or any of its Affiliates until three (3) years after the end of the Contract Period. All Confidential Information disclosed by Licensor shall be either disclosed in writing and designated "confidential" or, if disclosed orally, confirmed by Licensor in writing and designated "confidential" within thirty (30) days after such disclosure. For purposes of this Section 8, "Confidential Information" shall mean: (i) any infor-
mation pertaining to the Licensed Property or any know-how related thereto disclosed by Licensor to Licensee or any of its Affiliates to the extent that, as of the date of such disclosure, such information is not (a) otherwise known to Licensee, (b) in the public domain, (c) required to be disclosed by Licensee or such Affiliate by governmental regulation or court order or (d) obtained by Licensee or such Affiliate from a third party without binder of secrecy and having no confidentiality obligation to Licensor; (ii) any information concerning sales, products and royalty amounts disclosed by Licensee in the monthly reports furnished to Licensor pursuant to Section 4.2 hereof to the extent that, as of the date of such disclosure, such information is not (a) otherwise known to Licensor, (b) in the public domain, (c) required to be disclosed by Licensor by governmental regulation or court order or (d) obtained by Licensor from a third party without binder of secrecy and having no confidentiality obligation to Licensee or its Affiliates; and (iii) the terms of this Agreement (provided that Licensor may publicly announce that this Agreement
                --------
has been entered into with Licensee, subject to Licensee's prior approval, and may include additional information which Licensee agrees may be included in such announcement); provided that information shall no longer constitute Confidential
               --------
Information when, through no fault or omission of Licensee or any of its Affiliates or of Licensor, as the case may be, such information either (1) enters the public domain or (2) is required to be disclosed by governmental regulation or court order.

          9.    Miscellaneous Provisions.
                ------------------------

          9.1.  Assignment. This Agreement is not assignable by either party
                ----------
     hereto without the other party's prior written consent except by Licensor to an entity that is acquiring substantially all of Licensor's business and assets. Any purported assignment not complying with the terms of this
     Section 9.1 shall be void.

          9.2.  Applicable Law.  This Agreement shall be construed, governed,
                --------------
     interpreted and applied in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

          9.3.  Non-Use of Names; Marking.  Licensee shall not use the name of
                -------------------------
     Licensor or any adaptation thereof in any advertising, promotional or sales literature without the prior written consent of Licensor, except that Licensee may in its marketing and other literature reasonably acknowledge that it is licensed by Licensor under the Licensed Property.

          9.4. Licensee agrees to defend, indemnify and hold Licensor, its employees and agents harmless from and against all claims, damage, suits and expenses (including without limitation reasonable attorneys' fees, court costs and other litigation expenses) arising by reason of or in connection with the manufacturing, distribution, advertising or promotion by Licensee of the Licensed Products on and after the date of this Agreement. The insurance coverage provided by Licensee to Licensor under the New Factoring Agreement shall include product liability insurance from a qualified insurance company against any and all claims, demands and causes of action arising out of any alleged defects in or failure to perform by the Licensed Products or any material used in connection therewith. Such insurance shall be in the amount of at least $2,000,000 for bodily injury and $2,000,000 for property damage per occurrence worldwide. Licensor shall be named as additional insured party as its interests may appear. Such insurance policy shall provide that it may not be modified or canceled except upon thirty (30) days' advance written notice by the insurer to Licensor. Licensee shall furnish Licensor with a certificate of insurance evidencing the aforesaid insurance coverage.

          9.5.  Severability.  If any provision of this Agreement shall be
                ------------
     adjudicated invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement and such adjudication shall apply only in the particular jurisdiction in which such adjudication is made, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein; provided, however, to the extent any
                                          --------  -------
     provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be enforceable with limitation thereon, the parties agree that the same shall nevertheless be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought.

          9.6.  Notices. All notices and communications provided for hereunder
                -------
     shall be deemed given when sent in writing if mailed with return receipt requested or delivered by hand, by courier or by overnight delivery or by facsimile transmission (with electronic confirmation of receipt) to the following addresses or such other address as may be fixed by notice:

          To Licensor:        Century Business Credit Corporation
                              119 West 40/th/ Street
                              New York, NY 10018
                              Attention: Chris Goll
                              Facsimile:

          with a copy to:     Hahn & Hessen, LLP
                              350 Fifth Avenue
                              New York, NY 10118
                              Attention: Gil Backenroth, Esq.
                              Facsimile:  212-594-7167

          To Licensee:        Alarmex Holdings, L.L.C.
                              Madison Partners, LLC
                              444 Madison Avenue
                              New York, New York 10022
                              Attention: William Spier and Irving Kagan


          9.7.  Benefits. All terms and provisions of this Agreement shall bind
                --------
      and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          9.8.   Counterparts. This Agreement may be executed simultaneously in
                 ------------
     one or more counterparts, each of which shall be deemed to be original but all of which together shall constitute one and the same agreement.

          9.9.   Headings; References. The headings in this Agreement are
                 --------------------
     intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. References to sections are to sections of this Agreement, as amended from time to time, unless otherwise indicated.

          9.10.  Entire Understanding; Waiver and Amendment.  This Agreement
                 ------------------------------------------
     constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. No waiver or amendment of any provision hereof or release of any right hereunder shall be valid unless the same is in writing and is consented to by the party to be bound thereby. No waiver by either party hereto in respect of any breach of this Agreement shall constitute a waiver in respect of any other breach of this Agreement.

                        [SIGNATURE LINES ON NEXT PAGE]

     IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        CENTURY BUSINESS CREDIT CORPORATION


                                        By: /s/ CHRISTOPHER GOLL
                                           ----------------------------------
                                        Name:   Christopher Goll
                                        Title:  Senior Vice President


                                        ALARMEX HOLDINGS, L.L.C.


                                        By: /s/ I. KAGAN
                                           ----------------------------------
                                        Name:  I. Kagan
                                        Title: Attorney



AGREED TO AND ACCEPTED:

PERISCOPE SPORTSWEAR, INC.


By: /s/ RAY KUSLANSKY
   ---------------------------
Name:   Ray Kuslansky
Title:  Vice President


GIANT GROUP, LTD.


By: /s/ DAVID GOTTERER
   ---------------------------
Name:   David Gotterer
Title:  Vice Chairman

                                   EXHIBIT A
                                   ---------

                              Possession Agreement

                                                                October 31, 2000

Century Business Credit Corporation
119 West 40th Street
New York, New York 10018

Gentlemen:

          Pursuant to the terms of a Factoring Agreement by and between the undersigned and you dated as of August 10, 1999, the undersigned is indebted to you in the sum of approximately $14,387,000 plus interest from October 1, 2000 and costs, secured by security interests in your favor in all accounts, inventory, machinery, equipment, general intangibles and all other assets of the undersigned (the "Collateral"). Because of the inability of the undersigned to currently pay its accelerated debts and obligations to you, the undersigned herewith grants to you, effective as of 12:01 a.m. on October __, 2000, all rights of possession in and to the Collateral of the undersigned to be disposed of, as you, in your best discretion, deem advisable and for you to credit the net proceeds resulting from any sale or other disposition to the account of the undersigned with you. Any such net proceeds remaining after application thereof to the undersigned's indebtedness to you (together with interest and costs) shall be remitted to the undersigned.

          Subject to the rights of any landlord, this letter also serves as an authorization to any employee of the undersigned or any third party to grant you, and the undersigned hereby grants you, full and complete access to any premises where the Inventory is located to allow you to take possession of any such Inventory in order to enforce your rights against and collect the liability due to you from the undersigned. In addition, you may designate a custodian who shall have the right, among other things, to change the locks on all gates and doors providing access to such premises or the Inventory.

          The undersigned further acknowledges that it has defaulted in the payment of its accelerated debts and obligations to you and hereby waives and renounces all of its rights to notification under Section 9-504 of the Uniform Commercial Code ("UCC") as to the sale or other disposition by you of the Inventory and under Sections 9-505 and 9-506 of the UCC regarding acceptance of collateral as discharge of the obligations of the undersigned to you and waiver of the undersigned's right to redeem collateral, respectively.

          The undersigned knowingly and intelligently waives any rights it may have to notice and a hearing before a court of competent jurisdiction and consents to your entry on the premises where the Inventory is located for the purposes set forth herein.

                              Very truly yours,

                              PERISCOPE SPORTSWEAR, INC.

                              By /s/ Ray Kuslansky
                                 ------------------------
                                 Name: Ray Kuslansky
                                 Title: Vice President

                             CONSENT OF GUARANTOR

          The undersigned as a guarantor of the debts and obligations of Periscope Sportswear, Inc. ("Client") to Century Business Credit Corporation ("Century") hereby consents to the aforesaid letter granting peaceful possession described therein and hereby waives and renounces all of its rights to notification under (S)9-504 of the Uniform Commercial Code ("UCC") as to the sale or disposition by Century of the above described Inventory, and under
(S)(S)9-505 and 9-506 of the UCC regarding acceptance of the Inventory as discharge of the obligations of Client to Century, and waiver of the right to redeem the Inventory, respectively.


                                         GIANT GROUP, LTD.


                                         By: /s/ David Gotterer
                                             -------------------------
                                             Name: David Gotterer
                                             Title: Vice Chairman

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          On this 31 day of October, 2000, before me personally came Ray Kuslansky to me known, who, being by me duly sworn, did depose and say that he is the Vice President of PERISCOPE SPORTSWEAR, INC., the entity described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf thereof.

                                            /s/ Loukia Harris
                                     ------------------------------
                                              NOTARY PUBLIC


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          On this 31 day of October, 2000, before me personally came David Gotterer, to me known, who, being by me duly sworn, did depose and say that he is the Vice Chairman of GIANT GROUP, LTD., the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                            /s/ Loukia Harris
                                     ------------------------------
                                              NOTARY PUBLIC

                                   EXHIBIT B
                                   ---------

                             TRADEMARK ASSIGNMENT
                             --------------------


          WHEREAS, PERISCOPE SPORTSWEAR, INC., a Delaware corporation, having its principal place of business at 1407 Broadway, Suite 620, New York, New York 10018 (hereinafter referred to as the "Debtor") owns and has used in its business certain trademarks, as listed on Schedule "A" hereto (hereinafter referred to as the "Trademarks"); and

          WHEREAS, Debtor is in default under the terms of the a Factoring Agreement dated as of August 10, 1999, as amended from time to time (hereinafter referred to as the "Factoring Agreement") between the Debtor and CENTURY BUSINESS CREDIT CORPORATION (hereinafter referred to as the "Secured Party"), the Trademark Collateral Security Agreement dated as of August 10, 1999 and all documents executed in connection therewith (hereinafter collectively referred to as the "Security Documents"); and

          WHEREAS, Secured Party, pursuant to its rights as a secured party under the Factoring Agreement, the Security Documents, and pursuant to and in exercise of its rights as a secured party under the New York Uniform Commercial Code, has chosen to exercise its rights upon default,

          NOW, THEREFORE, for good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Debtor does hereby absolutely sell, assign, transfer and convey unto Secured Party all of the Debtor's rights, title and interest in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks, and the right to sue and recover for past infringement thereof.

          IN WITNESS WHEREOF, PERISCOPE SPORTSWEAR, INC. has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ___ day of ___________, 2000.



                                   PERISCOPE SPORTSWEAR, INC.


                                   BY:_______________________________
                                      Name:
                                      Title:

                                  Schedule A
                                  ----------



For information on this schedule, please contact

Perry A. Ambrogio
Vice President, CFO
Giant Group LTD
9440 Santa Monica Blvd.
Suite 407
Beverly Hills, CA 90210
(310) 273-5678

                                   EXHIBIT C
                                   ---------


I.   Registrations/Applications
     --------------------------

Trademarks                                            Reg. No. or App.No.           Filing Date           Country
----------                                            -------------------           -----------           -------
DIRECTIVE SPORTS                                            2,089,412                 11/26/96               USA
DIRECTIVE SPORTS PLUS DESIGN                                2,127,046                 11/26/90               USA
DNA FIBERGENICS IT'S IN YOUR GENES                         75/549,507                 09/08/98               USA
DIRECTIVES PLUS DESIGN                                      2,090,488                 11/08/95               USA

II.  Other
     -----

     Any and all patents, trademarks, service marks, copyrights, licenses, applications, together with any renewals or extensions thereof, any registration of, application for continuations, continuations-in-part, divisional or reissues for any of the foregoing, any and all other technical information, proprietary rights, secret formulas, trade secrets, source codes, know-how, product formations, product specifications, test information, processes (whether written or oral) or device, all inventions, ideas and improvements, business plans or methods, confidential information (including, for example and without limitation, customer and vendor lists) and any rights in or to any of the foregoing, brand names and trade names, possessed by, developed by or on behalf of, used by or the rights to which are otherwise possessed or used by Periscope.

     All software in connection with all computers and computer systems utilized by Periscope in its business.

Tradenames
----------
Periscope
PS
Performance Team
PFP

                                   EXHIBIT D
                                   ---------

For information on this exhibit, please contact

Perry A. Ambrogio
Vice President, CFO
Giant Group LTD
9440 Santa Monica Blvd.
Suite 407
Beverly Hills, CA 90210
(310) 273-5678

                                Current Orders



                                Purchase Orders


1.  Sam's Warehouse      Lot 2418 (PO 79001)      72,000 Units    Style 2699      10.25/Unit
2.  Sam's Warehouse      Lot 2419 (PO79002)       72,000 Units    Style 2684      10.25/Unit
3.  Sam's Warehouse      Lot 2420 (PO79003)      144,000 Units    Style 2759      10.10/Unit

                                   EXHIBIT E
                                   ---------

                            Licensee ROYALTY REPORT

Licensee Name:   ___________________________________
Address:         ___________________________________                   Period Reported:  ___________________________________
Phone Number:    ___________________________________
Fax Number:      ___________________________________
Contact Person:  ___________________________________

------------------------------------------------------------------------------------------------------------------------------------
                             1. Total    2. Fees      3.         4.        5. Product       Earned Royalties
                             Purchase    Included     Customer   Customer  Description
                             Order       (1)          Code(s)    Country   (Include
                             Amount                                        Product
                                                                           Code)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Net    ( x )    ( = )
                                                                                           Sales   Royalty  Royalties
                                                                                                   %        Earned
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Amount Payable
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Total           ( ) Credit       Payment
                                                                                         Royalties       for Period       Enclosed
                                                                                         Earned
------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        CERTIFIED AS COMPLETE AND CORRECT

                                                                                        ____________________________________________
                                                                                        Duly Authorized Officer

                                      -24-